Exhibit 10.55

AMENDMENT

This AMENDMENT amends that certain CONSULTING AGREEMENT (the “Consulting Agreement”) dated January 1, 2012, between MIMEDX GROUP, INC., a Florida corporation, (the “Company” or “MIMEDX”) and Roberta L. McCaw (the “Consultant”).

WHEREAS, the Company and Consultant desire to make certain amendments to the Consulting Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree that the Consulting Agreement shall be, and hereby is, amended as follows:

1.	Effective January 7, 2013, Section 2 of the Consulting Agreement shall be deleted and replaced with the following:

Duties.  The Consultant shall provide consulting services to MIMEDX, to include professional legal services and serving as MIMEDX’s General Counsel and Secretary. The Consultant shall report to MIMEDX’s Chairman and Chief Executive Officer.  The Consultant shall devote approximately thirty (30) hours per week to the performance of services hereunder.

2.	Effective December 31, 2012, Section 3 of the Consulting Agreement shall be deleted and replaced with the following:

Term.  The engagement of the Consultant hereunder shall commence on the date hereof and shall continue until terminated by the happening of any of the following events:

(a)	the death of the Consultant;

(b)	thirty (30) days following written notice to the Consultant from MIMEDX indicating MIMEDX’s decision to terminate the Agreement; or

(c)	thirty (30) days following written notice to MIMEDX from the Consultant indicating the Consultant’s decision to terminate the Agreement.

3.	Effective January 7, 2013, Section 4 of the Consulting Agreement shall be deleted and replaced with the following:

Compensation. In consideration of the performance by the Consultant of the services set forth herein, MIMEDX shall pay to the Consultant the sum of Twenty Thousand Dollars per month. In addition, the Consultant shall be entitled to participate in MIMEDX’s stock option program and Management Incentive Plan to the same extent as if she were a MIMEDX employee. The Consultant shall also be entitled to reimbursement of travel and business-related expenses in accordance with MIMEDX’s expense policies.  Expense reimbursement requests shall be submitted to the attention of Accounts Payable, MiMedx Group, Inc., 60 Chastain Center Blvd, Suite 60, Kennesaw, Georgia 30144, and shall contain all back-up data as may be required by MiMedx.

4.	In all other respects, the Consulting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this AMENDMENT as of December 31, 2012, with the effective dates set forth herein.

MIMEDX GROUP, INC.		ROBERTA L. MCCAW
/s/: Roberta L. McCaw

By:	/s/ William C. Taylor
Its:	President & COO